UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016
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 SEITEL, INC.
(Exact name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-10165 (Commission File Number)	76-0025431 (IRS Employer Identification No.)
10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043
(Address of Principal Executive Offices)
(713) 881-8900
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

The text set forth in Item 5.02(b) below is incorporated into this Item 1.02 by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    In accordance with the terms of the Employment Agreement between Seitel, Inc. (the “Company”) and Stephen Graham Hallows dated as of April 1, 2013 (the “Employment Agreement”), pursuant to which Mr. Hallows has served as the Health Safety Security Environment & Sustainable Development Senior Vice President of the Company, the Company has elected not to renew the term of the Employment Agreement. The Company provided notice of such non-renewal to Mr. Hallows on March 10, 2016, and his employment with the Company will end on April 14, 2016, at the conclusion of the current term of the Employment Agreement. The provisions of the Employment Agreement that survive expiration of the term, including the confidentiality and non-competition provisions, shall continue as set forth in the Employment Agreement.
The Employment Agreement was previously filed with the Securities and Exchange Commission and is incorporated herein by reference as shown in Exhibit 10.1 hereto.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

10.1
Employment Agreement between Seitel, Inc. and Stephen Graham Hallows dated as of April 1, 2013 (incorporated by reference from Exhibit 10.1 to the Seitel, Inc. Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 4, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL, INC.

Date: March 15, 2016	By:	/s/ Robert D. Monson
Robert D. Monson
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1
Employment Agreement between Seitel, Inc. and Stephen Graham Hallows dated as of April 1, 2013 (incorporated by reference from Exhibit 10.1 to the Seitel, Inc. Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 4, 2013).